UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2012

Bristow Group Inc. (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	001-31617 (Commission File Number)	72-0679819 (I.R.S. Employer Identification No.)
2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 267-7600 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

                 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                 [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                 [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Share and Asset Purchase Agreement

On August 31, 2012, Bristow Group Inc., a Delaware corporation (“Bristow” or the “Company”), entered into a Share and Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, Kenlor Investments Ltd., a company organized under the laws of British Columbia (“Kenlor”), VIH Aviation Group, Ltd., a company organized under the laws of British Columbia (“VIH Aviation”), VIH Helicopters USA, Inc., a company organized under the laws of Idaho (“VIH Helicopters”), CGSCH Enterprises Ltd., a company organized under the laws of British Columbia (“CGSCH,” and, together with Kenlor, VIH Aviation and VIH Helicopters, the “Asset Sellers”) and Cougar Aviation Ltd., a company organized under the laws of Nova Scotia (“Cougar Aviation,” and, together with the Asset Sellers, “Sellers”), Cougar Helicopters Inc., a company organized under the laws of Canada (“Cougar”), BHNA Holdings Inc., a company organized under the laws of Delaware (“Asset Purchaser”), Bristow Canada Holdings Inc., a company organized under the laws of British Columbia (“Share Purchaser”), and Bristow Canadian Real Estate Company Inc., a company organized under the laws of British Columbia (“Real Estate Purchaser,” and together with Asset Purchaser and Share Purchaser, “Purchasers”) and Kenneth Norie (“Norie”) (the “Investment”).  Sellers and Cougar together are referred to as the “VIH Entities”.

Pursuant to the Purchase Agreement, (i) Asset Purchaser will acquire from Asset Sellers and Cougar the right, title and interest in the assets primarily related to and used for Cougar’s Instrument Flight Rules business (“IFR Business”), including seven Sikorsky S-92 Helicopters and assume certain liabilities related to those assets and the IFR Business, (ii) Real Estate Purchaser will acquire all right, title and interest in the real property currently used in the operations of the IFR Business and (iii) Share Purchaser will acquire from Cougar Aviation 40 shares of newly issued Class B shares in the capital of Cougar (“Class B Shares”), representing in the aggregate 25.0% of the voting power and 40.0% of the economic interests in Cougar and 100% of the outstanding Class B Shares of Cougar.  Purchasers will pay a base purchase price of $231.25 million (which, together with $18.75 million previously paid for a related purchase of another Sikorsky S-92 helicopter used in the IFR Business, equals $250 million in total base purchase price) and a potential earn-out of $40 million, which is payable to Sellers over three years based on the attainment of certain metrics of EBITDAR improvement at Cougar.

Conditions to Completion of the Investment

The obligation of each of Sellers and Purchasers to consummate the Investment is conditioned on, among other conditions:

–        The absence of any injunction or other orders issued by any court of competent jurisdiction prohibiting consummation of the Investment;

–        Receipt of a determination by the Canadian Transportation Agency (the “CTA”) to the effect that after giving effect to the Investment, Cougar would continue to be “Canadian” for purposes of the Canada Transportation Act (“CTA Approval”);

–        The absence of any law or governmental order which prohibits the consummation of the Investment or that has the effect of making the Investment illegal;

–        The accuracy of the other party’s representations and warranties in the Purchase Agreement, subject to customary materiality and material adverse effect qualifications; and

–        The performance by the other party, in all material respects, of all of its obligations under the Purchase Agreement.

The obligation of Purchasers to consummate the Investment is subject to the following additional conditions:

–        Receipt of third-party consents under certain contracts;

–        Absence of any circumstance, change, or effect that, individually or in the aggregate would constitute a Material Adverse Effect (as defined below) since June 30, 2012;

–        The occurrence of certain internal recapitalization transactions necessary for the Investment, as well as the repayment of debt associated with Cougar and the purchased assets;

–        Receipt of the proceeds of Acceptable Financing (as defined below) (or lenders have unconditionally undertaken to advance the proceeds of the Acceptable Financing at closing) (the “Financing Condition”);

–        Receipt of confirmation from Sellers that the helicopters being transferred are in delivery condition, including airworthiness; and

–        Completion of certain confirmatory due diligence by the later of September 30, 2012 or the receipt of CTA Approval (“Due Diligence Condition”).

Termination of the Purchase Agreement

The parties may terminate the Purchase Agreement prior to the closing by mutual written consent.  In addition, each party may terminate the Purchase Agreement prior to the closing:

–        If the closing shall not have occurred by October 31, 2012, subject to possible extension for financing purposes (the “Outside Date”);

–        In the event of a final, nonappealable court or governmental order prohibiting the Investment;

–        If there shall have been a breach of any of the covenants or agreements or failure to be true of any of the representations or warranties set forth in the Purchase Agreement on the part of the other party, which breach or failure to be true would result in the failure of the conditions to the obligation of the non-breaching party to consummate the transactions contemplated by the Purchase Agreement, and which is not cured by thirty days following written notice to the breaching party of such breach or failure to be true; or

–        If Purchasers have not confirmed that the Due Diligence Condition has been satisfied or waived by the later of September 30, 2012 or the receipt of CTA Approval.

Effect of Termination

In the event of the termination of the Purchase Agreement as provided above, the Purchase Agreement will become void and, except in the case of any fraud or any material and intentional breach of any representation, warranty or covenant, there will be no liability on the part of any party to the Purchase Agreement, except that certain provisions will survive any such termination.

In the event that the Agreement is terminated by either party as a result of the Outside Date termination provision, and at the time of such termination, the only closing condition that has not been satisfied or waived (other than conditions that, by their nature, can only be satisfied at closing), is the Financing Condition, then Purchasers will pay Sellers a termination fee of $10 million.

Financing

As soon as reasonably practicable after the receipt of either final CTA Approval or written communication from the CTA that such final CTA Approval is reasonably likely to be granted, Purchasers and the Company are to use their commercially reasonable efforts to arrange and obtain debt financing on terms that are substantially consistent with and no less favorable to Purchasers, in Purchasers’ good faith commercial judgment, than those specified in the Purchase Agreement.  The Purchasers and the Company are only required to obtain the debt financing and consummate the transaction if the debt financing is (i) permitted under the terms of the Company’s other indebtedness, (ii) has an interest rate no higher than that set forth in the Purchase Agreement and (iii) results in the Company receiving sufficient net proceeds, together with available cash resources (excepting an agreed amount of minimum liquidity), to fund the acquisition (“Acceptable Financing”).  Purchasers and the Company contemplate seeking an amendment to the Company’s existing Revolving Credit and Term Loan Agreement to permit the incurrence of the debt financing.  The receipt of this amendment and the debt financing described above are conditions to Purchasers’ and the Company’s obligations to close the transactions.

Representations and Warranties

Sellers and Cougar have made representations and warranties regarding, among other things: organization; qualification; corporate authority; capital structure; non-contravention of organizing documents or applicable laws; consents and approvals; governmental licenses and permits; financial statements; absence of undisclosed liabilities; absence of certain changes or events; absence of certain litigation; compliance with laws; environmental matters; material contracts; intellectual property; real property; employee benefit matters; tax matters; affiliate transactions; brokers’ fees; employee relations; title to assets; personal property; sufficiency of assets; material customers and suppliers; insurance; third party approvals; absence of indebtedness; aircraft operations; regulatory approvals; pre-closing reorganization and solvency.

Purchasers and Bristow have made representations and warranties regarding, among other things: organization; qualification; corporate authority; non-contravention of organizing documents or applicable laws; governmental consents and approvals; absence of certain litigation; and availability of financing.

Many of the representations and warranties in the Purchase Agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or be reasonably expected to have a material adverse effect). For purposes of the Purchase Agreement, a “material adverse effect” with respect to the IFR Business or the VIH Entities means any fact, circumstance, event, change or effect that is or has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the assets, liabilities, business, conditions (financial or otherwise) or results of operations of the IFR Business or the VIH Entities, subject to certain customary exclusions or (b) on the ability of Sellers or Cougar to consummate the Investment (“Material Adverse Effect”).

The representations and warranties in the Purchase Agreement generally survive for eighteen months after the closing date.

Conduct of Cougar’s Business Prior to Closing

Sellers have agreed to customary covenants in the Purchase Agreement relating to the conduct of Cougar’s business between the date of the Purchase Agreement and the closing.  In general (and subject to specific provisions in certain contexts), Sellers have agreed (a) to operate and maintain the existing assets of the Cougar’s business in the ordinary course of business consistent with past practice, (b) to use commercially reasonable efforts, consistent with existing practices, to keep available the services of employees and preserve relationships with all customers, suppliers, licensors, licensees, distributors and creditors of Cougar’s business, and (c) to keep in full force and effect all material insurance policies maintained by the VIH Entities.

Indemnification

Sellers have agreed, subject to certain conditions, to indemnify Purchasers, their affiliates and their representatives, and the Company, where applicable, from and against any and all damages suffered or incurred by such indemnified party relating to, arising out of or resulting from (a) Sellers’ breach of or inaccuracy in any representations or warranties made by the VIH Entities in the Purchase Agreement (subject to a specified basket and cap amount), (b) any breach or failure by the VIH Entities to perform its covenants or obligations contained in the Purchase Agreement, (c) any liabilities retained by Sellers, and (d) certain other specified matters.

Purchasers have agreed, subject to certain conditions, to indemnify Sellers, their affiliates and their representatives from and against any and all damages suffered or incurred by such indemnified party relating to, arising out of or resulting from (a) Purchasers’ breach of or inaccuracy in any representations or warranties made by Purchasers in the Purchase Agreement (subject to a specified basket and cap amount), or (b) any breach or failure by Purchasers to perform their covenants or obligations contained in the Purchase Agreement.

Regulatory Covenants

Each of the parties has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to cooperate and to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws to consummate the Investment, including efforts to obtain the CTA Approval.

Governing Law

The Purchase Agreement is governed by, and will be construed in accordance with, the laws of British Columbia.

Other Agreements

The Purchase Agreement also contemplates that in connection with the Investment, Bristow and its affiliates will enter into certain commercial agreements with Cougar.  At closing, such agreements will consist of long-term aircraft and real estate leases for the helicopters and real property being purchased in the Investment and a maintenance support services agreement for the provision of certain maintenance services for the purchased aircraft.

The foregoing description of the Purchase Agreement does not purport to be complete. Bristow will file a copy of the Purchase Agreement with the Securities and Exchange Commission upon the earlier of (i) the filing of a Current Report on Form 8-K upon consummation of the Investment and (ii) the filing of Bristow’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Unanimous Shareholder Agreement

The Company, Bristow, Norie and certain of their affiliates will enter into, at closing of the Investment, a unanimous shareholder agreement (the “Shareholder Agreement”).

Pursuant to the Shareholder Agreement, Cougar will have five directors, with two directors to be appointed by the Company and three (each of whom is to be a Canadian person) to be appointed by Norie.

Consistent with the protection of the interests of Bristow as a minority investor in Cougar, certain specified matters at Cougar will require the approval of Bristow and Norie in their capacity as shareholders and certain other matters will require the approval (a “Special Board Majority”) of a majority of the directors voting on the matter that includes at least one Norie-appointed director and one Bristow-appointed director.

Under the Shareholder Agreement, Norie will serve as the initial Chairman and CEO/President of Cougar, with any successor to Norie as CEO/President to be an individual nominated or recommended by the Norie-appointed directors and approved by a Special Board Majority.

The parties have agreed to certain restrictions on the transfer of their shares in Cougar, including proposed transfers by Norie (which may be proposed generally only after the fifth anniversary of the Investment) or Bristow to arms length parties being subject to rights of first refusal and matching rights.  Bristow will also have a tag-along right in the event that it elects not to purchase Norie’s shares pursuant to its right of first refusal or matching rights.

Each party has agreed that they will not compete with Cougar in the IFR Business in Canada and Greenland, subject, in the case of Norie, to certain limited exceptions.  Norie’s non-compete will last for the longer of the term of the shareholders agreement or such time as he owns Cougar shares, and for five years thereafter.  Bristow’s non-compete will last for such time as it owns Cougar shares.

The Shareholder Agreement also establishes a process through which Cougar will first engage Bristow in negotiations to fulfill future requirements of Cougar for helicopters and facilities, and if Bristow is unwilling to provide the aircraft or facilities on terms acceptable to Cougar, Cougar can seek terms and conditions from a third party, subject to Bristow’s matching rights to satisfy Cougar’s requirements on those third party terms.

The foregoing description of the Shareholder Agreement does not purport to be complete.  Bristow will file a copy of the Shareholder Agreement with the Securities and Exchange Commission upon the earlier of (i) the filing of a Current Report on Form 8-K upon consummation of the Investment and (ii) the filing of Bristow’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Item 9.01	Financial Statements and Exhibits.

(a)                            Not applicable.

(b)                            Not applicable.

(c)                            Not applicable.

(d)                            Exhibits

Exhibit No.             Description

99.1                       Press Release, dated September 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BRISTOW GROUP INC.

Date:   September 4, 2012                                                            By:    /s/ E. Chipman Earle

                              Name:      E. Chipman Earle

                              Title:        Senior Vice President, General Counsel

                                               and Corporate Secretary

EXHIBIT INDEX

Exhibit No.            Description

99.1                      Press Release, dated September 4, 2012.